Exhibit (g)(3)
AMENDMENT NO. 3 DATED MAY 20, 2008 TO THE CUSTODY AGREEMENT
DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST
AND JPMORGAN CHASE BANK
This Amendment replaces the information relating to Item 1 in Section 9.10. Notices:
If to any Fund:
MLIG Variable Insurance Trust
1700 Merrill Lynch Drive
Pennington, New Jersey 08534
Attn: J. David Meglen
Telephone: (609) 274-5347
Telefax: (917) 778-0628
Copies to: Lori M. Salvo

MLIG VARIABLE INSURANCE TRUST

By:

Deborah J. Adler
President

ATTEST:

JP MORGAN CHASE BANK

By:

ATTEST: